U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2016

HPC ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

0-53248

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	68-0635204 (IRS Employer Identification No.)

10935 57th Avenue No., Plymouth, MN 55442

(Address of principal executive offices)

(952) 541-1155

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See the disclosure under Item 5.06 of this report, which is incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities

See the disclosure under Item 5.06 of this report, which is incorporated herein by this reference.

Item 5.01.	Change in Control of Registrant

See the disclosure under Item 5.06 of this report, which is incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

See the disclosure under Item 5.06 of this report, which is incorporated herein by this reference.

Item 5.06.	Change in Shell Company Status

New Developments

On March 8, 2018, HPC Acquisitions, Inc., (“HPC”, the “Company”, “we”, “our”, or “us”) closed the sale of 12,011,000 shares of common stock to David Selakovic at a total purchase price of $303,100, paid in cash. Concurrently, Mr. Selakovic was appointed a director, and to the positions of Chairman of the Board, Chief Executive Officer, and Chief Financial Officer. Craig S. Laughlin, the former Chairman of the Board, Chief Executive Officer, President, and Chief Financial Officer, remains a director and serves as the President and Secretary of the Company.

The investment in our common stock and changes in management were approved subject to the agreement of Mr. Selakovic to assign to HPC certain assets consisting of the exclusive right to distribute in the Western Hemisphere natural agrochemicals manufactured by ECOWIN Co., Ltd., a Korean company, certain state permits for the sale of ECOWIN agrochemicals, and the trademark “VegaLab” (the “DS Assets”). The plan beginning now is to:

•	Pay off the liabilities of the Company in the amount of approximately $242,762 at December 31, 2015;

•	Use the remaining cash to begin promoting ECOWIN products to large agriculture businesses in North America and for general corporate purposes;

•	Raise additional financing for purchasing inventory, implementing a broader marketing effort based on the results of our promotional efforts with large agriculture business, and for general corporate purposes, such as administrative costs; and

•	Expand operations as permitted by available capital form external sources and internal operations.

In short, HPC has acquired distribution rights to ECOWIN products, state permits related to those products, a trademark, and cash to commence the business of selling ECOWIN products. HPC has no customers and no employees (other than its executive officers) so this endeavor represents the start of a new venture with the assets described above. Mr. Selakovic owned the state permits and tradename in a limited liability company of which he was the sole member. This limited liability company was formed for the purpose of being a receptacle for the permits, never engaged in any marketing or sales activity, and never received revenue from any source. Management believes the DS Assets immediately prior to acquisition had a nominal value because they were not being used to sell product and generate revenue in the Western Hemisphere. Accordingly, HPC has not assigned any value to the DS Assets for financial reporting purposes because the assets are intangible in nature, are not employed in the offer or sale of product, and not producing income at the time of acquisition.

History

During the five-year period prior to the investment by Mr. Selakovic in HPC, it was a “shell company” as defined in Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended, seeking to acquire or develop a business opportunity.

Our New Product Line

Pursuant to the distribution rights assigned to HPC, it now has the right to distribute, market, and sell ECOWIN products consisting of biological control agents, insecticides, fungicides, soil inoculants and fertilizers. The following is a list of the products:

Fertilizers
ArmourBoost	FertileBoost	PotassiumPro
BalanceBoost	FruitBoost	RigidBoost
BrixBoost	GrowBoost	RootBoost
CalciumBoost17	HarvestPro	TemperatureBoost
CalciumBoost23	NitrogenPro	VegaPro
CellularBoost	NPKPro	VitaBoost
ColorBoost	PhosphorusPro	VividBoost
CopperBoost	PollenBoost

Pesticides
BioMantleControl	MildewControl	SpiderMiteControl
LarvaControl	NematodeControl	SporeControl

Biological Agents/ Specialty
Larva BioControl	Mosquito BioControl	Terra BioBoost

These products are “natural” in that the active ingredients consist primarily of oil extracts from different plant sources. The efficacy of the raw material is effectuated and enhanced through a process of micronization and amplification.

Previously, organic and natural products had to wait to be broken down or eroded in order to be absorbed by plants, making these products inefficient for commercial use compared to conventional oils. The challenge with oil extracts is lowering viscosity to maximize dispersion over large areas without impairing potency. The micronization process developed by ECOWIN addresses this problem; the process gives these oils the ability to cover a larger surface area and enabling deeper penetration into the crevices of plants, insects, and pathogens.

After micronization, these oils go through a process of amplification, being paired with specific adjuvants and alcohol-based solvents to increase the oil-to-water bonding capacity. This results in the products having higher dilution rates with better efficacy than other oil-based products on the market. Furthermore, our fertilizers have unique formulations, containing organic compounds that facilitate the absorption of minerals, increase growth rates, and enhance overall crop quality. The fertilizers are formulated to reduce the chemical footprint and increase absorption into the plant. With the ECOWIN formulations, the applicator is able to use smaller amounts of fertilizers, pesticides, fungicides, etc. to achieve better crop results than the current standard synthetic products on the commercial market.

Based on management’s review of information provided by ECOWIN, HPC believes the formulations and compounds for a number of the products are new and unique. Historically, ECOWIN has relied on trade secret and confidential treatment of internal information to protect these formulations and compounds. HPC is entirely dependent on ECOWIN for protecting its trade secrets and proprietary information.

Distribution Agreement

Mr. Selakovic assigned to us the exclusive right to distribute the products listed above in the Western Hemisphere, which is a right he originally obtained from ECOWIN under a Distribution Agreement dated October 19, 2012 (the “ECOWIN Agreement”). The assignment of the distribution right was consented to by ECOWIN.

HPC has the exclusive right to market and sell the ECOWIN products in the Western Hemisphere. Addition, removals, and modifications of the products may be made at the discretion of ECOWIN. ECOWIN is required to provide 90-days advance notice of the discontinuation of a product. For a new product, ECOWIN is required to provide 30-days advance notice of the addition of the new product, and during that period HPC has the right to decline the addition of the product to the Distribution Agreement.

ECOWIN publishes a price list periodically of all the products covered by the Distribution Agreement, which lists the distributor price to HPC for all product ordered. Prices are FOB the factor. Pricing is subject to change at any time at the election of ECOWIN on 30-days advance written notice to HPC. Payment is made in US Dollars by irrevocable letter of credit issued at the time of the order and payable 90 days from the date of the bill of lading.

HPC has a duty to use all reasonable commercial efforts to develop and exploit the maximum sales for the entire line of products covered by the Distribution Agreement. This includes the obligation to:

•	Establish a trained sales force;

•	Purchase and maintain an adequate selection and stock of products to meet reasonably expected demand;

•	Deliver monthly sales reports to ECOWIN;

•	Advertise and promote the products, including participation in trade shows; and

•	Obtain and maintain all governmental permits or registrations required to market and sell the products.

The Distribution Agreement grants to HOPC a limited, non-exclusive, royalty-free license to use the product names and trademarks ECOWIN has adopted for its products. Use of the names and trademarks is subject to compliance with the usage standards adopted by ECOWIN from time to time.

ECOWIN warrants that its products are free of defects in material and workmanship for a period of 24-months. At its Discretion, ECOWIN may replace or repair defective product, or issue a refund on the purchase price.

Our Marketing Plan and Plan of Operation

We believe the most effective way to establish a foothold in the agriculture industry for our products is to pursue acceptance by one or more of the major United States agricultural businesses. This approach is based, in part, on the resources these businesses have available to test, or try-out, new product offerings and the resulting “cachet” that can attach to products once they have been accepted by these businesses.

One of the items we acquired is the US trademark “VegaLab” (US Trademark Registration No’s. 4394973 and 4446093). Our marketing efforts will incorporate this brand name, which is approved by ECOWIN.

To that end Mr. Selakovic has had discussions with large distributors of fertilizers and pesticides, and large farming operations to invite them to perform field tests with sample product. These preliminary discussions and information provided on the ECOWIN technology have been well-received, so HPC expects to focus its efforts initially on pursuing testing programs with the major distributors and producers to advance the opportunity for acceptance and then purchase of the products. We believe the spring and early summer of 2016 will be a period of high activity for testing and promoting the products with the major distributors and producers.

HPC presently has limited capital to acquire inventory. Its objective is to seek financing over the next 60 to 90 days through private placements of debt or equity securities to raise capital for initial inventory and product samples, and to support the marketing effort.

If HPC is unable to raise additional capital at a level adequate to support its plan of operation, it would need to curtail its marketing efforts, which would adversely affect growth and results of operations and could prevent HPC from succeeding in implementing its new operating business.

If we are successful in gaining acceptance and initial orders for our product, we expect we will develop two sales channels. The first is establishing sub-distributors made up of well-established distributors of fertilizers and pesticides. Second is direct sales to farm operations through farm coop and retailers. As this is a new venture we cannot predict whether or to what extent we will be successful in establishing and managing these sales channels.

Once we become more established, we will actively pursue other marketing and promotional activities, such as participation in trade shows, developing a strong Internet presence, and developing plans for expanding marketing outside the Unites States.

Competition

The products we will distribute compete with similar products produced by other agrichemical businesses. Many of these competitors have well established products, brands, and market share, and have much greater financial and operational resources than we do. Being the new entrant in a well-established market is a very difficult task, and there is no assurance we can compete effectively on the basis of product content and performance, or on price.

Regulatory Matters

Regulatory and legislative requirements affect the distribution of our products. Obtaining and maintaining permits at the Federal, state, and local levels for the use and application of our products can be time-consuming and costly, with no guarantee of success. Mr. Selakovic has collected permits for many of our products in a number of jurisdictions that are now owned by HPC, which means we can sell our product for farm use if we are successful with our marketing efforts. Nevertheless, regulatory and legislative requirements may change over time, which can affect our compliance obligations and add to the cost of doing business. The failure to receive necessary permits or approvals in jurisdictions where we do not have them could have near- and long-term effects on our ability to sell current and future products.

Facilities

For now, HPC maintains its business office at 10935 57th Avenue North, Plymouth, MN 55442, which is space provided by our President. Subject to our success in advancing our business objectives and obtaining capital for our business expenses, we expect to rent an office/ warehouse space from which we will conduct our daily business activities and store inventory. No potential site has been identified.

Employees

HPC has no full-time employees. Our executive officers are responsible for implementing the plan of operation described above.

Other Information

HPC does not view the acquisition of the intangible DS Assets as the acquisition of a significant amount of assets within the meaning of Item 2.01 of Form 8-K because of the nominal value assigned to those assets. Furthermore, the assets acquired do not represent the acquisition of a “business” within the meaning of Item 9.01(a) of Form 8-K.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 8, 2016, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

Name and Address	Number of Shares (1)	Percent of Class (2)

David D. Selakovic 340 Royal Poinciana Way #317-395 Palm Beach, FL 33480	16,611,000	83.43

Craig S. Laughlin 10935 57th Avenue North Plymouth, MN 55442	500,000	2.63

All Directors and Officers as a Group (2 persons)	17,111,000	90.06

(Notes to table on following page.)

(Notes to table on previous page.)

(1)           On March 8, 2016, there were 19,000,000 shares of the Company’s common stock outstanding and no shares of preferred stock issued and outstanding. The Company has no outstanding stock options or warrants.

(2)           Under applicable SEC rules, a person is deemed the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case irrespective of the person’s economic interest in the security. Under SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

(3)           In determining the percent of voting stock owned by a person on March 8, 2016 (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants of conversion of convertible securities, and (b) the denominator is the total of (i) the 19,000,000 shares of common stock outstanding March 8, 2016, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares that may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

Changes in Control

On March 8, 2016, David Selakovic purchased 12,011,000 shares of restricted common stock of HPC at a total purchase price of $303,100, paid in cash, in connection with the transactions described under the caption “New Developments,” above. The sale of shares was made in reliance on the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) adopted thereunder and on the basis of Mr. Selakovic’s representation that he is an “accredited investor” as that term is defined in Rule 501 adopted under the Securities Act of 1933.

On March 8, 2016, Messrs. Selakovic and Laughlin entered into an agreement that included two other individuals pursuant to which Mr. Laughlin agreed to sell a total of 5,500,000 common shares at a price of $0.03 per share, including 4,600,000 shares to Mr. Selakovic. Mr. Selakovic is required to make payment of the total purchase price in the amount of $138,000 to Mr. Laughlin on or before May 8, 2016. All stock ownership numbers and calculations in the above table assume that the sale of shares by Mr. Laughlin is completed.

As a result of the foregoing, Mr. Selakovic acquired voting control of HPC, so that he can elect the entire board of directors and approve any other matter submitted to the shareholders for a vote without the vote of any other shareholder. Furthermore, Mr. Selakovic was appointed a director and executive officer of the Company as described below.

Directors and Executive Officers

The directors and executive officers serving the Company as of March 8, 2016, are as follows:

Name	Age	Position(s) Held and Tenure

David D. Selakovic	45	Chairman of the Board, Chief Executive Officer, Chief Financial Officer

Craig S. Laughlin	65	President, Secretary, Director

The Directors named above will serve until the next annual meeting of stockholders or until their successor is duly elected and has qualified. Directors are elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no agreement or understanding between Mr. Selakovic and any other person pursuant to which any director or officer was or is to be selected as a director or officer,

David D. Selakovic – Mr. Selakovic is the founder and president of Vegalab S.A. in Switzerland. He oversees the corporate direction and strategy for Vegalab’s global operations, including sales, international development, regulatory affairs, and company growth. Along with Vegalab, Mr. Selakovic is involved with Selacorp, Lacrex, Performance Data, and Advisory Group. He is a director and equity owner at the aforementioned companies, where he helps drive growth by focusing on customers, innovation, and improved operational efficiency. Selacorp is a global IT business solutions company offering IT services, management and consulting services, founded 2000 in London, UK. Lacrex is a Swiss company founded 1991 in Lugano, Switzerland, and it is involved in engineering patent development and trading. Performance Data was founded 2008 in the United States and it is now growing to be a global IT multi-vendor infrastructure maintenance and support company, with a new base in Switzerland. Advisory Group is a Hong Kong company established in 2010 that advises on non-US merger and acquisition transactions.

Craig S. Laughlin – Mr. Laughlin, President, Secretary, and director, is the founder and President of SRC Funding, LLC, a privately-owned Minnesota company engaged in business consulting services and private investment activity. Mr. Laughlin is also an officer, director and principal stockholder of Renewable Energy Acquisition Corp., a closely-held Nevada corporation, which currently files periodic reports with the U.S. Securities and Exchange Commission and is seeking a business opportunity in which to participate.

Executive Compensation

No officer or director has received any compensation from us during the three-year period ended December 31, 2015 or during the period from that date to the date of this report. The Board of Directors has made no decision to approve compensation for officers and directors going forward. To what extent the Board of Directors may adopt compensation plans in the future will depend on a number of factors, including the ability of the Company to generate sales of ECOWIN products and the success of capital formation efforts.

Certain Relationships and Related Transactions, and Director Independence

HPC’s common stock is not listed in any national exchange or interdealer quotation system with a requirement that a majority of its Board of Directors be independent, so HPC is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation or if there have been certain transaction(s) between the Company and the director of another company with which the director is affiliated. As both of our directors are executive officers, none of them would be “independent” under NASDAQ Rule 5605(a)(2).

Committees of the Board of Directors

Currently, HPC does not have any standing committees of the Board of Directors. Until such time as formal committees are established, HPC’s Board of Directors will perform the functions that would customarily be performed by committees.

Legal Proceedings

There are presently no pending legal proceedings to which HPC, or any of its subsidiaries, is a party or as to which any of its property is subject, and no such proceedings are known to HPC to be threatened or contemplated.

Market Information

Our common stock is presently quoted on the OTC Market (OTCQB) under the symbol “HPCQ.” We do not believe there was an active trading market for the shares before the fiscal quarter beginning January 1, 2016. Accordingly, we are not providing any historical market price information for periods prior to the calendar quarter ending March 31, 2016. At March 9, 2016, the best bid and asked prices were $0.041 and $0.15, respectively.

As of March 8, 2016, there were approximately 596 record holders of our issued and outstanding common stock.

HPC has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

As of March 8, 2016, there were no equity securities authorized for issuance under any compensation plans.

Description of Our Securities

Incorporated herein by this reference is the description of our securities set forth under “Item 11. Description of Registrant’s Securities to be Registered,” on page 11 of our registration statement on Form 10 filed with the Securities and Exchange Commission on May 20, 2008.

Indemnification of Directors and Officers

Incorporated herein by this reference is the description of our securities set forth under “Item 12. Indemnification of Directors and Officers,” beginning on page 11 of our registration statement on Form 10 filed with the Securities and Exchange Commission on May 20, 2008.

Exhibits

Copies of the following documents are included as exhibits to this report:

Exhibit No.	SEC Ref. No.	Title of Document

10.1	10	Securities Purchase Agreement between HPC Acquisitions, Inc., and David Selakovic, dated March 8, 2016

10.2	10	General Assignment and Bill of Sale from David Selakovic to HPC Acquisitions, Inc., dated March 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPC Acquisitions, Inc.

Date: March 11, 2016	By:	/s/ David Selakovic
David Selakovic, Chief Executive Officer